Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the 1990 Stock Plan, as amended, of Insignia Systems, Inc. of our report dated January 24, 1997 with respect to the financial statements and schedules of Insignia Systems, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 30, 1997